Exhibit 4.5


                          ASSOCIATE AUTHORIZATION FORM

                             THE MARCUS CORPORATION
             DIVIDEND REINVESTMENT AND ASSOCIATE STOCK PURCHASE PLAN

   I wish to participate in the Dividend Reinvestment and Associate Stock Purchase Plan as follows (minimum $10 per investment):

   1. [_] Automatic Payroll Deduction. I want cash automatically deducted, on an after tax basis, from each of my subsequent payroll checks and used to purchase Common Stock under the Plan. If you choose the Automatic Payroll Deduction Option, you must complete and sign the other portions of this Form.

   2. [_] Initial Cash Investment. Please buy shares of Common Stock of The Marcus Corporation under the Plan with the enclosed check or money order for $____________________ payable to Firstar Trust Company.

   3. [_] Shareholder Reports. I want to receive copies of all reports and information generally sent by The Marcus Corporation to shareholders. If you do not check this box, you will not receive such reports or information with respect to the shares held for your account in the Plan, other than notices of shareholder meetings, proxy statements and annual reports.

                       (Please complete the reverse side)

   A. To the extent I have so designated, I hereby elect to participate in the Plan and authorize Firstar Trust Company, as my agent, to apply optional cash investments and/or automatic payroll deductions received by it on my behalf to the purchase of shares of The Marcus Corporation Common Stock. I understand that all dividends received on all shares credited to my Plan account will be automatically reinvested in The Marcus Corporation Common Stock. I have read the Prospectus for the Plan and understand there is risk in investing in The Marcus Corporation Common Stock.

   Signature____________________ [_]  I am a U.S. Citizen or Resident Alien
                                 [_]  I am a Nonresident Alien - Foreign
                                      Tax Status Applies

   Date_________________________
       (Please sign above exactly as name appears below.)

                                      [_][_][_]-[_][_]-[_][_][_][_]
                                         Social Security Number.

   B. Under penalties of perjury, I certify (1) that the number shown directly above is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

   Signature______________________

   PLEASE COMPLETE AND SIGN ALL OF A, B AND C


   C.   PAYMENT INSTRUCTIONS:

    _____  Start deducting $____________               FOR USE BY FIRSTAR
                            (enter amount)             TRUST COMPANY ONLY:
           PER PAY PERIOD, as soon as possible
                                                       Shareholder
                                                       Account Number:
    _____  Supplemental Cash Investment-Enclosed
           please find $__________________
           payable to Firstar Trust Company.


    Exact Name of Employer:________________________________

    Location of Employer: ___ Budgetel Inns ___ Corporate  ___ Movie Theatres
    ___ Hotel/Resorts     ___ Restaurants


    Associate's Authorization:____________ [_][_][_]-[_][_]-[_][_][_][_]
                                             Social Security Number.
    Date:_________________

              BE SURE TO COMPLETE AND SIGN ALL SIDES OF THIS FORM.
                    YOUR SIGNATURE IS REQUIRED IN A, B AND C.
     MAIL TO FIRSTAR TRUST COMPANY, P.O. BOX 2877, MILWAUKEE, WI  53201-2077